UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2026

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Century Pkwy #250 Allen, Texas	75013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 667-7118

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2026, the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of AgEagle Aerial Systems Inc. (the “Company”) was held. Each proposal presented at the Annual Meeting is described in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 30, 2026. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.

1. Election of Directors.

The following five (5) director nominees were elected to serve as directors of the Company, with the following votes tabulated:

	For	Withheld	Broker Non-Vote
Grant Begley	4,837,159	976,768	17,267,068
L.B. Day	5,134,879	679,048	17,267,068
William Irby	5,179,485	634,442	17,267,068
Brent Klavon	5,165,771	648,156	17,267,068
Kevin Lowdermilk	5,178,415	635,512	17,267,068

2. Advisory Vote on Compensation of Named Executive Officers (“Say-on-Pay”).

The compensation of the Company’s named executive officers was approved, on an advisory basis, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
4,847,604	820,139	146,184	17,267,068

3. Ratification of the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

The appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
20,479,301	2,496,556	105,138	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2026	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Alison Burgett
	Name:	Alison Burgett
	Title:	Chief Financial Officer